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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statements on Form S-8 (file nos. 333-42217 and 333-06129) and Form S-3 (file no. 33-88190)
of KRUG International Corp., of our report dated March 27, 1998, relating to the financial statements of Wyle Laboratories, Inc. as of and for the years ended December 31, 1997 and 1996.


DELOITTE & TOUCHE LLP
Los Angeles, California
May 28, 1998